FOR IMMEDIATE RELEASE

May 6, 2019

Health Insurance Innovations, Inc. Reports First Quarter 2019 Results

Revenue of $87.3 million, up 15% YoY

Reaffirms 2019 Revenue and Adjusted EBITDA Guidance

Raises 2019 Adjusted EPS Guidance - $3.50 to $3.75

Tampa, FL— May 6, 2019 — Health Insurance Innovations, Inc. (NASDAQ:HIIQ), a leading cloud-based technology platform and distributor of affordable health insurance, life insurance and supplemental plans, today announced financial results for the first quarter ended March 31, 2019. The Company will host a live conference call on Monday, May 6, 2019, at 5:00 P.M. ET.

“We met our internal expectations for the quarter and continued to execute on several key initiatives, including enhancements to our industry leading regulatory compliance protocols, setting the foundation for diversification of our insurance product portfolio and improved revenue contribution from our ecommerce channels, all while focusing on maintaining an outstanding consumer experience,” said Gavin Southwell, HIIQ’s Chief Executive Officer and President.

First Quarter 2019 Consolidated Financial Highlights

All comparisons are to the three months ended March 31, 2018

●	Revenue was $87.3 million, compared to revenue of $75.9 million, an increase of 15.0%.

●	Net income of $2.2 million, compared to net income of $6.7 million, a decrease of 67.2% partly due to a higher effective tax rate.

●	Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $9.3 million, compared to adjusted EBITDA of $15.8 million, a decrease of 41.1%.

●	GAAP diluted net income per share was $0.11, compared to GAAP diluted net income per share of $0.36, a decrease of 69.4%.

●	Adjusted net income per share was $0.43 compared to adjusted net income per share of $0.70, a decrease of 38.6%.

●	Expected duration units of submitted IFPs (excluding fulfillment) of 680,000 compared to 567,900, an increase of 19.7%.

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Adjusted EBITDA and adjusted net income per share are non-GAAP financial measures. See the reconciliations of these measures to their respective most directly comparable GAAP measure below in this press release.

2019 Full Year Guidance

The Company raises 2019 adjusted net income per share guidance to a range of $3.50 to $3.75 and reaffirms 2019 annual revenue guidance in the range of $430 million to $440 million and adjusted EBITDA guidance in the range of $72.0 million to $77.0 million. The increase in projected 2019 net income per share is due to a lower diluted average share count resulting from additional repurchases of the company’s common stock in the first quarter.

2019 First Quarter Financial Discussion

First quarter revenues of $87.3 million increased 15.0%, compared to revenue of $75.9 million in 2018. The increase was primarily due to a sales mix shift to longer duration products with greater lifetime value per submitted application.

Third-party commission expense was $60.7 million in the first quarter of 2019, compared to $45.5 million in the same period in 2018. The increase in third-party commissions was primarily due to a sales mix shift to products sold with longer expected policy durations and a shift to higher cost distributors with greater potential to drive market share gains across multiple product lines within our portfolio.

Total selling, general & administrative expense (“SG&A”) was $18.7 million in the first quarter, compared to $16.2 million in the same period in 2018. Adjusted SG&A, defined as total SG&A adjusted for stock-based compensation, transaction costs, indemnity and other related legal costs, severance and restructuring and other charges, for the first quarter of 2019 was $15.8 million, compared to $13.2 million in the same period in 2018. The increase is primarily attributable to increased advertising and marketing investment in our ecommerce channels. Adjusted SG&A is a non-GAAP financial measure, and a reconciliation of total SG&A to adjusted SG&A is included below in this press release.

Net income was $2.2 million in the first quarter of 2019, compared to net income of $6.7 million in the same period in 2018. EBITDA was $6.5 million in the first quarter of 2019, compared to $12.8 million in the same period in 2018. The effective tax rate (ETR) of 56.2% was due to the adoption of ASC 606 creating an opening balance sheet tax liability adjustment. The impact of this opening balance sheet tax liability adjustment in the first quarter of 2019 increased the provision for income taxes by an additional $1.4 million resulting in a total tax expense of $2.8 million, thus increasing our ETR from 28% to 56.2%. This adjustment will continue to inflate the ETR for the remainder of 2019.

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Adjusted EBITDA was $9.3 million in the first quarter of 2019, compared to $15.8 million in the same period in 2018. Adjusted EBITDA is calculated by taking EBITDA and adjusting for items that are not part of regular operating activities including stock-based compensation and related costs, and items that are not part of regular operating activities, including tax receivable adjustments, indemnity and other related legal costs, and severance, restructuring, and acquisition costs. A reconciliation of net income to EBITDA and adjusted EBITDA for the first quarter of 2019 and 2018 is included within this press release.

GAAP diluted net income per share for the first quarter in 2019 was $0.11, compared to GAAP diluted net income per share of $0.36 in the same period in 2018.

Adjusted net income per share for the first quarter in 2019 was $0.43, compared to adjusted net income per share of $0.70 in the same period in 2018. A reconciliation of net income to adjusted net income per share is included within this press release.

Cash and cash equivalents totaled $6.5 million as of March 31, 2019, a decrease of $2.8 million from December 31, 2018. The decrease in cash included the $3.4 million payment for closing the market conduct examination and $3.1 million increase in advance commissions. The Company repurchased 1,351,241 shares of our common stock during the first quarter of 2019, for $45.3 million, as part of its previously announced share repurchase program. The Company has $94.0 million remaining under its $200 million share repurchase authorization. The Company borrowed $50.0 million on its bank line of credit in the first quarter.

Conference Call and Webcast

The Company will host an earnings conference call on May 6, 2019 at 5:00 P.M. Eastern time. All interested parties can join the call by dialing (877) 451-6152 or (201) 389-0879; the conference ID is 13690292. An archive of the call will be available on Health Insurance Innovations’ website, HIIQ.com, on Monday, May 6, 2019, 8:00 PM ET until Thursday, June 6, 2019, 11:59 PM ET.

About Health Insurance Innovations, Inc. (HIIQ)

HIIQ is a market leading cloud-based technology platform and distributor of innovative health and life insurance products that are affordable and meet the needs of consumers. HIIQ helps develop insurance products through our relationships with best-in-class insurance companies and markets them via its broad distribution network of third-party licensed insurance agents across the nation, its call center network and its unique online capability. Additional information about HIIQ can be found at HIIQ.com. HIIQ’s Consumer Division includes AgileHealthInsurance.com, a website for researching, comparing and purchasing short-term health insurance products online and HealthPocket.com, a free website that compares and ranks all health insurance plans, and uses objective data to publish unbiased health insurance market analyses and other consumer advocacy research.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on HIIQ’s current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for products offered through our platform, regulatory oversight and examinations of us and our carriers and distributors, legal and regulatory compliance by our carriers and distributors, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, and HIIQ’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements will be discussed in HIIQ’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by HIIQ from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Non-GAAP Financial Information

To supplement HIIQ’s financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, HIIQ presents certain financial measures that are not prepared in accordance with GAAP, including premium equivalents, adjusted EBITDA, adjusted EPS, and adjusted SG&A. These non-GAAP financial measures, which are defined below, should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

HIIQ is presenting these non-GAAP financial measures to assist investors in seeing HIIQ’s operating results through the eyes of management and because HIIQ’s believes that these measures provide a useful tool for investors to use in assessing HIIQ’s operating performance against prior period operating results and against business objectives. HIIQ uses the non-GAAP financial measures in evaluating its operating results and for financial and operational decision-making purposes.

The accompanying tables provide more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. HIIQ has not reconciled adjusted EBITDA guidance or adjusted EPS guidance to GAAP net income or GAAP net income per diluted share, respectively, because HIIQ does not provide guidance for the reconciling items between these measures and GAAP net income or GAAP net income per diluted share, respectively. As certain of the items that impact GAAP net income and/or GAAP net income per diluted share cannot be reasonably predicted at this time, HIIQ is unable to provide such guidance. Accordingly, a reconciliation to GAAP net income or GAAP net income per diluted share is not available without unreasonable effort.

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HEALTH INSURANCE INNOVATIONS, INC.

Consolidated Balance Sheets (unaudited)

($ in thousands, except share and per share data)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,483	$9,321
Restricted cash	16,481	16,678
Accounts receivable, net, prepaid expenses and other current assets	1,727	2,108
Advanced commissions, net	30,063	29,867
Contract asset, net	166,858	165,494
Total current assets	221,612	223,468
Long-term contract asset, net	144,529	132,566
Property and equipment, net	4,859	5,134
Goodwill	41,076	41,076
Intangible assets, net	3,882	4,217
Deferred tax assets	26,385	25,967
Other assets	793	61
Total assets	$443,136	$432,489

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$26,643	$32,397
Commissions payable, net	102,817	106,608
Deferred revenue	227	409
Income taxes payable	18,038	15,586
Due to member	9,543	7,978
Other current liabilities	405	13
Total current liabilities	157,673	162,991
Long-term commissions payable, net	94,894	84,716
Revolving line of credit	65,000	15,000
Due to member	26,210	25,693
Other liabilities	135	621
Total liabilities	343,912	289,021
Commitments and contingencies
Stockholders’ equity:
Class A common stock (par value $0.001 per share, 100,000,000 shares authorized; 14,800,824 and 14,425,824 shares issued as of March 31, 2019 and December 31, 2018, respectively; 11,512,687 and 12,387,349 shares outstanding as of March 31, 2019 and December 31, 2018, respectively)	15	14
Class B common stock (par value $0.001 per share, 20,000,000 shares authorized; 2,416,667 and 2,541,667 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively)	2	3
Preferred stock (par value $0.001 per share, 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively)	—	—
Additional paid-in capital	93,340	94,194
Treasury stock, at cost (3,288,137 and 2,038,475 shares as of March 31, 2019 and December 31, 2018, respectively)	(108,758)	(67,185)
Retained earnings	82,135	80,804
Total Health Insurance Innovations, Inc. stockholders’ equity	66,734	107,830
Noncontrolling interests	32,490	35,638
Total stockholders’ equity	99,224	143,468
Total liabilities and stockholders’ equity	$443,136	$432,489

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Income (unaudited)

($ in thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Revenues	$87,326	$75,931
Operating expenses:
Third-party commissions	60,671	45,505
Credit card and ACH fees	1,523	1,377
Selling, general and administrative	18,659	16,213
Depreciation and amortization	1,132	1,165
Total operating expenses	81,985	64,260
Income from operations	5,341	11,671

Other expense (income):
Interest expense (income)	345	(26)
Other expense	17	28
Net income before income taxes	4,979	11,669
Provision for income taxes	2,797	5,017
Net income	2,182	6,652
Net income attributable to noncontrolling interests	851	2,044
Net income attributable to Health Insurance Innovations, Inc.	$1,331	$4,608

Per share data:
Net income per share attributable to Health Insurance Innovations, Inc.
Basic	$0.12	$0.40
Diluted	$0.11	$0.36
Weighted average Class A common shares outstanding
Basic	11,388,490	11,589,777
Diluted	12,472,731	12,658,277

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

($ in thousands)

	Three Months Ended March 31,
	2019	2018
Operating activities:
Net income	$2,182	$6,652
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Stock-based compensation	1,816	2,633
Depreciation and amortization	1,132	1,165
Deferred income taxes	191	262
Changes in operating assets and liabilities:
Decrease in accounts receivable, prepaid expenses and other assets	(351)	261
(Increase) decrease in advanced commissions	(196)	8,383
Increase in income taxes receivable	—	(633)
Increase in contract asset, net	(13,327)	(8,181)
Increase in income taxes payable	2,452	2,434
Decrease in accounts payable, accrued expenses and other liabilities	(5,848)	(6,575)
Increase (decrease) in commissions payable	6,387	(2,945)
Decrease in deferred revenue	(182)	(394)
Net cash (used in) provided by operating activities	(5,744)	3,062
Investing activities:
Capitalized internal-use software	(315)	(570)
Purchases of property and equipment	(109)	(113)
Net cash used in investing activities	(424)	(683)
Financing activities:
Proceeds from borrowing under revolving line of credit	50,000	—
Payments related to tax withholding for share-based compensation	(918)	(36)
Issuances of Class A common stock under equity compensation plans	—	3
Purchases of Class A common stock pursuant to share repurchase plan	(45,272)	—
Distributions to member	(677)	(862)
Net cash provided by (used in) financing activities	3,133	(895)
Net (decrease) increase in cash and cash equivalents, and restricted cash	(3,035)	1,484
Cash and cash equivalents, and restricted cash at beginning of period	25,999	55,827
Cash and cash equivalents, and restricted cash at end of period	$22,964	$57,311

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Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited)

($ in thousands)

	Three Months Ended March 31,
	2019	2018
Net income	$2,182	$6,652
Interest expense (income)	345	(26)
Depreciation and amortization	1,132	1,165
Provision for income taxes	2,797	5,017
EBITDA	6,456	12,808
Stock-based compensation and related costs(1)	1,861	2,665
Transaction costs	273	56
Indemnity and other related legal costs	672	287
Severance, restructuring and other charges	3	—
Adjusted EBITDA	$9,265	$15,816

(1)	During the second quarter of 2018, the Company began including payments related to employer taxes for vesting and exercises of stock-based compensation within the stock-based compensation and related costs adjustment line item. For period-over-period comparability, the Company has included these amounts in the three months ended March 31, 2018. For the three months ended March 31, 2019 and 2018, the impact on adjusted EBITDA was immaterial and resulted in no change to adjusted net income per share for either period.

Reconciliation of Net Income to Adjusted Net Income per Share

(unaudited)

($ in thousands except per share data)

	Three Months Ended March 31,
	2019	2018
Net income	$2,182	$6,652
Interest (income) expense	345	(26)
Amortization	335	464
Provision for income taxes	2,797	5,017
Stock-based compensation and related costs	1,861	2,665
Transaction costs	273	56
Indemnity and other related legal costs	672	287
Severance, restructuring and other charges	3	—
Adjusted pre-tax income	8,468	15,115
Pro forma income taxes	(2,032)	(3,628)
Adjusted net income	$6,436	$11,487
Total weighted average diluted share count	15,000	16,500
Adjusted net income per share	$0.43	$0.70

(1)	EBITDA is defined as net income before interest, income taxes and depreciation and amortization. We have included EBITDA in this report because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our business. However, EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with GAAP. Other companies may calculate EBITDA differently than we do. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

(2)	To calculate adjusted EBITDA, we calculate EBITDA, which is then further adjusted for items such as stock-based compensation and related costs, and items that are not generally a part of regular operating activities, including tax receivable adjustments, indemnity and other related legal costs, and severance, restructuring, and acquisition costs. Adjusted EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with GAAP. We have presented adjusted EBITDA because we consider it an important supplemental measure of our performance and believe that it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate adjusted EBITDA differently than we do. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

(3)	To calculate adjusted net income, we calculate net income then add back amortization (but not depreciation), interest, tax expense, items such as stock-based compensation and related costs, and other items that are not generally a part of regular operating activities, including, tax receivable adjustments, indemnity and other related legal costs, severance, restructuring, and acquisition costs. From adjusted pre-tax net income we apply a pro forma tax expense calculated at an assumed rate of 24%, which consists of the maximum federal corporate rate of 21%, with an assumed 3% state tax rate. We believe that when measuring Company and executive performance against the adjusted net income measure, applying a pro forma tax rate better reflects the performance of the Company without regard to the Company’s organizational tax structure. We have included adjusted net income in this report because it is a key performance measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors, and other interested parties in their evaluation of the Company. Other companies may calculate this measure differently than we do. Adjusted net income has limitations as an analytical tool, and you should not consider it in isolation or substitution for earnings per share as reported under GAAP.

(4)	Adjusted net income per share is computed by dividing adjusted net income by the total number of weighted-average diluted Class A and weighted-average Class B shares of our common stock for each period. We have included adjusted net income per share in this report because it is a key measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate this measure differently than we do. Adjusted net income per share has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for earnings per share as reported under GAAP.

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Disaggregated Revenue

The following table presents our revenue, disaggregated by major product type and timing of revenue recognition, for the three months ended March 31, 2019 ($ in thousands):

	Sales and marketing services	Member management	Total
Revenue by Source
Commission revenue(1)
STM	$32,043	$884	$32,927
HBIP	28,329	1,797	30,126
Supplemental	21,119	1,112	22,231
Other	—	—	—
Services revenue	—	1,168	1,168
Brokerage revenue	551	—	551
Other revenues	323	—	323
Total revenue	$82,365	$4,961	$87,326

Timing of Revenue Recognition
Transferred at a point in time	$82,365	$—	$82,365
Transferred over time	—	4,961	4,961
Total revenue	$82,365	$4,961	$87,326

(1)	For the purposes of disaggregated revenue presentation, when additional Discount Benefit products are sold with an STM, HBIP, or supplemental product, the associated revenue for the Discount Benefit products are reported within the STM, HBIP, or supplemental product category depicted within the table.

Reconciliation of Premium Equivalents to Revenues

(unaudited)

($ in thousands)

	Three Months Ended March 31,
	2019	2018
Premium equivalents (1)	$147,674	$115,582
Less risk premium	58,428	37,971
Less amounts earned by third party obligors	1,920	1,680
Revenues	$87,326	$75,931

(1)	Premium equivalents is defined as our total collections, including the combination of premiums, fees for discount benefit plans, enrollment fees, and third-party commissions and referral fees. We have included premium equivalents in this report because, while diminishing in importance since the adoption of ASC 606, it has historically been a key measure used by our management to understand and evaluate our core operating performance and trends. This financial measurement is considered a non-GAAP financial measure and is not recognized under generally accepted accounting principles in the United States of America (“GAAP”) and should not be used as, and is not an alternative to, revenues as a measure of our operating performance.

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Summary of Selected Metrics

(unaudited)

($ in thousands, except duration units and revenue per submitted applications)

	Expected Duration IFP Units during the Three Months Ended March 31,
	2019	2018	Change (%)
Third-party distribution	589,800	494,300	19%
Owned distribution	90,200	73,600	23%
Total (excl. Fulfillment only)	680,000	567,900	20%
Fulfillment only (1)	12,100	132,000	(91)%
Total	692,100	699,900	(1)%

(1)	Represents de-emphasized products where the Company outsourced all sales and marketing obligations and some member management services.

	Expected Duration IFP Units during the Three Months Ended March 31,
	2019	2018	Change (%)
Owned eCommerce	63,900	52,300	22%
Third-party eCommerce	43,700	23,400	87%
Total eCommerce	107,600	75,700	42%
All Other	572,400	492,200	16%
Total (excl. Fulfillment only)	680,000	567,900	20%
Fulfillment only (1)	12,100	132,000	(91)%
Total	692,100	699,900	(1)%

(2)	Represents de-emphasized products where the Company outsourced all sales and marketing obligations and some member management services.

	Submitted IFP Applications during the Three Months Ended March 31,
	2019	2018	Change (%)
Third-party distribution	63,000	59,700	6%
Owned distribution	12,700	19,100	(34)%
Total (excl. Fulfillment only)	75,700	78,800	(4)%
Fulfillment only (1)	1,100	13,200	(92)%
Total	76,800	92,000	(17)%

(1)	Represents de-emphasized products where the Company outsourced all sales and marketing obligations and some member management services.

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	Submitted IFP Applications during the Three Months Ended March 31,
	2019	2018	Change (%)
Owned eCommerce	9,600	16,400	(41)%
Third-party eCommerce	4,600	2,400	92%
Total eCommerce	14,200	18,800	(24)%
All Other	61,500	60,000	3%
Total (excl. Fulfillment only)	75,700	78,800	(4)%
Fulfillment only (1)	1,100	13,200	(92)%
Total	76,800	92,000	(17)%

(1)	Represents de-emphasized products where the Company outsourced all sales and marketing obligations and some member management services.

Constrained Lifetime Value of Revenue per Submitted Application

	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018
	Revenue per Submitted Application	# of Submitted Applications	Revenue per Submitted Application	# of Submitted Application
Short Term Medical <12 months	$367	10,700	$393	35,000
Short Term Medical ≥12 months	993	29,700	585	300
Total STM	827	40,400	394	35,300
Health Benefit Plans	889	35,300	878	43,500
Supplemental	335	67,700	351	64,700
Total (excl. Fulfillment only)	610	143,400	521	143,500

	Policies in Force As of March 31,
	2019	2018	Change (%)
IFP	194,100	192,300	0.9%
Supplemental products	178,800	190,900	(6.3)%
Total	372,900	383,200	(2.7)%

Adjusted SG&A

	Three Months Ended March 31,
	2019	2018
Total SG&A	$18,659	$16,213
Less Stock-based compensation and related costs	1,861	2,665
Less Transaction costs	273	56
Less Indemnity and other related legal costs	672	287
Less Severance, restructuring and other charges	3	—
Adjusted SG&A	$15,850	$13,205

(1)	Adjusted SG&A is defined as total SG&A adjusted for stock-based compensation and related costs, transaction costs, indemnity and other related legal costs, severance, restructuring and other charges.

Contacts:

Health Insurance Innovations, Inc.:

Michael Hershberger

Chief Financial Officer

(813) 397-1187

mhershberger@hiiq.com

Investor Contact:

Westwicke

Bob East

Jordan Kohnstam

Asher Dewhurst

(443) 213-0500

hiiq@westwicke.com

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